UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2018 (June 25, 2018)

ALERIS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-185443	27-1539594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25825 Science Park Drive, Suite 400, Cleveland, Ohio 44122

(Address of Principal Executive Offices, including Zip Code)

(216) 910-3400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.             Entry into a Material Definitive Agreement.

On June 25, 2018, Aleris International, Inc. (the “Company”), the direct wholly owned subsidiary of Aleris Corporation (“Parent”), closed its previously announced debt refinancing transactions, pursuant to which the Company (i) raised $1,500 million in new debt financing (the “New Financing”), consisting of (A) a new senior secured first lien term loan in an aggregate principal amount of $1,100 million and (B) newly issued $400 million aggregate principal amount of 10.750% senior secured junior priority notes due 2023, (ii) amended its existing asset-based revolving credit facility, and (iii) using the net proceeds of the New Financing, redeemed all of its Existing Senior Notes (as defined below), repaid a portion of its outstanding borrowings under the ABL Facility (as defined below) and paid related fees and expenses.

In connection with the closing of the debt refinancing transactions, the Company entered into the following agreements:

(1)	First Lien Credit Agreement, dated as of June 25, 2018, among the Company, as borrower, Parent, as Holdings, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the lenders from time to time party thereto (the “Term Loan Facility”);

(2)	Security Agreement, dated as of June 25, 2018, among the Company, the guarantors from time to time party thereto and Deutsche Bank AG New York Branch, as collateral agent (the “Term Loan Security Agreement”);

(3)	Indenture, dated as of June 25, 2018, among the Company, as issuer, the guarantors from time to time party thereto and U.S. Bank National Association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”) (the “2023 Indenture”);

(4)	Security Agreement, dated as of June 25, 2018, among the Company, the guarantors from time to time party thereto and the Collateral Agent (the “Notes Security Agreement”);

(5)	Amendment No. 4 to the Credit Agreement, dated as of June 25, 2018, among the Company, the other borrowers party thereto, the other loan parties thereto, the other lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent for the lenders (the “ABL Administrative Agent”), and J.P. Morgan Europe Limited, as the European agent for the lenders (the “European Agent”) (the “ABL Amendment”); and

(6)	Amended and Restated Security Agreement, dated as of June 25, 2018, among the Company, the other domestic borrowers party thereto and the ABL Administrative Agent (the “Amended and Restated ABL Security Agreement”).

Term Loan Facility

The Term Loan Facility consists of a $1,100 million first lien senior secured term loan facility, which will mature on February 27, 2023. The full amount of the Term Loan Facility was borrowed on June 25, 2018. The Company’s obligations under the Term Loan Facility are guaranteed by Parent and the Company’s domestic restricted subsidiaries that guarantee the Company’s existing obligations under the ABL Facility and the 2023 Notes (as defined below) (the “Subsidiary Guarantors” and, together with Parent, the “Guarantors”).

The Term Loan Facility also includes an uncommitted incremental facility, which, subject to certain conditions, provides for additional term loan facilities in an aggregate principal amount not to exceed the sum of (i) $75.0 million, plus (ii) an amount equal to all voluntary prepayments and loan buybacks of the Term Loan Facility and any other indebtedness that is secured on a pari passu basis with the Term Loan Facility (other than prepayments and buybacks financed with long-term indebtedness (other than revolving indebtedness)), plus (iii) an additional unlimited amount subject to a First Lien Net Leverage Ratio (as defined in the Term Loan Facility) of 3.75:1.00.

The Term Loan Facility bears interest on the unpaid principal amount at a rate equal to, at the Company’s option, either:

●	a base rate determined by reference to the highest of (i) the rate which Deutsche Bank AG New York Branch announces as its prime lending rate, (ii) the overnight federal funds rate plus 0.50% and (iii) one-month LIBOR plus 1.00%, in each case plus 3.75%; or

●	a LIBOR rate determined by reference to the London interbank offered rate for dollars for the relevant interest period, adjusted for statutory reserve requirements, plus 4.75%. The LIBOR rate will be subject to a 0.00% rate floor.

Amounts borrowed under the Term Loan Facility amortize in equal quarterly installments, commencing with the first full fiscal quarter ending after the closing of the Term Loan Facility, in aggregate annual amounts equal to 1.00% of the original principal amount of the Term Loan Facility, with the balance payable on the maturity date of the Term Loan Facility.

The Company must prepay the Term Loan Facility, subject to exceptions and limitations, with:

●

100% of the net cash proceeds (which percentage will be reduced to 50% and 0% upon achievement of a First Lien Net Leverage Ratio of 3.00:1.00 and 2.00:1.00, respectively) of certain asset sales and casualty and condemnation events in excess of $25.0 million per fiscal year by the Company or its restricted subsidiaries (provided that, for certain asset sales and casualty and condemnation events, the Company is permitted to reinvest such net cash proceeds in useful assets within one year (or commit to reinvest within one year and reinvest no later than 180 days thereafter in lieu of making such prepayment));

●	100% of the net cash proceeds from the issuance or incurrence of certain indebtedness by the Company or its restricted subsidiaries; and

●	50% (which percentage will be reduced to 25% and 0% upon achievement of a First Lien Net Leverage Ratio of 3.00:1.00 and 2.50:1.00, respectively) of excess cash flow less certain deductions.

The Company may voluntarily prepay loans outstanding under the Term Loan Facility, in whole or in part, without premium or penalty (except as described below) in minimum amounts, at any time, subject to customary “breakage” costs with respect to LIBOR rate loans. If the Company prepays loans in connection with a repricing transaction prior to the date that is twelve months after the closing of the Term Loan Facility, subject to certain exceptions, such prepayment will be subject to a 1.00% prepayment fee.

Pursuant to the Term Loan Security Agreement, the Term Loan Facility is secured by (i) a first-priority lien on substantially all of the Company’s and the Guarantors’ assets (excluding the ABL Collateral (as defined below)), including, without limitation, all owned and material U.S. real property, equipment, intellectual property and stock of the Company and the Guarantors (other than Parent) and other subsidiaries (including 100% of the outstanding non-voting stock (if any) and 65% of the outstanding voting stock of certain “first tier” foreign subsidiaries and certain “first tier” foreign subsidiary holding companies), which assets secure the 2023 Notes on a second priority basis and secure the ABL Facility on a third priority basis (the “Term Loan Collateral”) and (ii) a second-priority lien on all of the Company’s and the Guarantors’ (other than Parent) inventory, accounts receivable, deposit accounts and related assets (subject to certain exceptions), which assets secure the ABL Facility on a first priority basis and secure the 2023 Notes on a third priority basis (the “ABL Collateral” and, together with the Term Loan Collateral, the “Collateral”), in each case excluding certain assets and subject to permitted liens.

The Term Loan Facility contains a number of covenants that, subject to certain exceptions, impose restrictions on the Company and certain of its subsidiaries, including, without limitation, restrictions on the ability to, among other things, incur additional debt, grant liens or security interests on assets, merge, consolidate or sell assets, make investments, loans and acquisitions, pay dividends and make restricted payments, modify terms of junior indebtedness or enter into affiliate transactions. The Term Loan Facility also contains certain customary affirmative covenants and events of default.

2023 Notes

On June 25, 2018, the Company, completed the issuance of $400 million aggregate principal amount of 10.750% senior secured junior priority notes due 2023 (the “2023 Notes”) and related guarantees (the “Guarantees”) in a private offering under Rule 144A and Regulation S of the Securities Act of 1933, as amended. The Notes were issued under the 2023 Indenture. The Notes are unconditionally guaranteed by the Guarantors.

The 2023 Notes bear interest at an annual rate of 10.750%. Interest is payable on the 2023 Notes semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2019. The 2023 Notes will mature on July 15, 2023.

Pursuant to the Notes Security Agreement, the 2023 Notes are secured by (i) a second-priority lien on the Term Loan Collateral and (ii) a third-priority lien on the ABL Collateral, in each case excluding certain assets and subject to permitted liens.

From and after July 15, 2020, the Company may redeem the 2023 Notes, in whole or in part, at a redemption price of 104.000% of the principal amount of the 2023 Notes, plus accrued and unpaid interest, if any, to (but excluding) the redemption date, declining ratably to 100% of the principal amount of the 2023 Notes, plus accrued and unpaid interest, if any, to (but excluding) the redemption date, on or after July 15, 2022. Prior to July 15, 2020, the Company may redeem up to 40% of the aggregate principal amount of the 2023 Notes (including any additional 2023 Notes) with funds in an amount equal to all or a portion of the net cash proceeds from certain equity offerings at a redemption price of 110.750%, plus accrued and unpaid interest, if any, to (but excluding) the redemption date. The Company may make such redemption so long as, immediately after the occurrence of any such redemption, at least 60% of the aggregate principal amount of the 2023 Notes (including any additional 2023 Notes) remains outstanding and such redemption occurs within 180 days of the closing of the applicable equity offering. Additionally, at any time prior to July 15, 2020, the Company may redeem the 2023 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2023 Notes, plus the applicable premium as provided in the 2023 Indenture and accrued and unpaid interest, if any, to (but excluding) the redemption date.

If the Company or any restricted subsidiary consummates one or more asset sales generating net proceeds in excess of $35 million in the aggregate at any time (x) on or prior to July 15, 2019, the Company may, at its option, redeem all or a portion of the 2023 Notes in an aggregate principal amount not to exceed such net proceeds at a redemption price equal to 102.000% of the principal amount of the 2023 Notes and (y) after July 15, 2019 but on or prior to July 15, 2020, the Company may, at its option, redeem all or a portion of the 2023 Notes in an aggregate principal amount not to exceed such net proceeds at a redemption price equal to 103.000% of the principal amount of the 2023 Notes, in each case, plus accrued and unpaid interest, if any, to (but excluding) the redemption date.

If the Company experiences a “change of control” as specified in the 2023 Indenture (x) on or prior to July 15, 2019, the Company may, at its option, redeem all, but not less than all, of the 2023 Notes at a redemption price equal to 102.000% of the principal amount of the 2023 Notes and (y) at any time after July 15, 2019 but on or prior to July 15, 2020, the Company may, at its option, redeem all, but not less than all, of the 2023 Notes at a redemption price equal to 103.000% of the principal amount of the 2023 Notes, in each case, plus accrued and unpaid interest, if any, to (but excluding) the redemption date.

In addition, if the Company experiences a change of control and does not elect to redeem the notes as provided above, the Company must offer to purchase all of the 2023 Notes at a price equal to 101% of the principal amount of the 2023 Notes, plus accrued and unpaid interest, if any, to (but excluding) the date of purchase. If the Company or its restricted subsidiaries engage in certain asset sales, the Company will be required to use 80% of the consideration received from such asset sales to permanently reduce certain debt within a specified period of time. The Company will be required to use a portion of the remaining proceeds of such asset sales, as well as the proceeds of certain events of loss with respect to the Collateral, as the case may be, to make an offer to purchase a principal amount of the 2023 Notes at a price of 100% of the principal amount of the 2023 Notes, plus accrued and unpaid interest, if any, to (but excluding) the date of purchase, to the extent such proceeds are not invested or used to permanently reduce certain debt within a specified period of time.

Subject to certain limitations and exceptions, the 2023 Indenture contains covenants limiting the ability of the Company and its restricted subsidiaries to, among other things: incur additional debt; pay dividends or distributions on the Company’s capital stock or redeem, repurchase or retire the Company’s capital stock or subordinated debt; issue preferred stock of restricted subsidiaries; make certain investments; create liens on the Company’s or its Subsidiary Guarantors’ assets to secure debt; enter into sale and leaseback transactions; create restrictions on the payment of dividends or other amounts to the Company from the Company’s restricted subsidiaries that are not guarantors of the 2023 Notes; enter into transactions with affiliates; merge or consolidate with another company; and sell assets, including capital stock of the Company’s subsidiaries. The 2023 Indenture also contains customary events of default.

ABL Amendment

On June 25, 2018, the Company entered into the ABL Amendment, which amended the credit agreement governing its existing asset-based revolving credit facility, dated as of June 15, 2015 (as amended by Amendment No.1 thereto dated as of March 18, 2016, Amendment No. 2 thereto dated as of February 8, 2017 and Amendment No. 3 thereto dated as of December 22, 2017, the “ABL Facility”), among the Company, the other borrowers party thereto, the lenders party thereto, the ABL Administrative Agent and the European Agent.

The terms of the ABL Amendment provide for a $150.0 million increase to the size of the ABL Facility, thereby increasing the size of the ABL Facility from up to $600.0 million to up to $750.0 million, subject to applicable borrowing bases. The ABL Facility, as amended by the ABL Amendment, also provides for an accordion pursuant to which the available commitments thereunder may be further increased by up to an additional $350.0 million, subject to applicable borrowing bases.

In addition to increasing the size of the ABL Facility, the terms of the ABL Amendment, among other things, (i) extended the maturity date of the ABL Facility from June 15, 2020 to the earliest of (x) June 25, 2023, (y) the date that is 60 days prior to the scheduled maturity date of the term loans under the Term Loan Facility (currently February 28, 2023) and (z) the date that is 60 days prior to the scheduled maturity date of the 2023 Notes (currently July 15, 2023), (ii) removed a previous borrowing base reserve on Belgian finished goods inventory, (iii) permitted the incurrence of the Term Loan Facility and the 2023 Notes and (iv) amended certain covenants and other provisions consistent with the corresponding terms of the Term Loan Facility and the 2023 Notes.

Concurrently with the effectiveness of the ABL Amendment, the Company amended and restated the U.S. pledge and security agreement, dated June 15, 2015 (the “Existing ABL Security Agreement”), among the Company, the other borrowers party thereto, the other loan parties party thereto and the ABL Administrative Agent, securing its and its domestic subsidiaries obligations in respect of the ABL Facility and certain other secured obligations referenced therein (the “ABL Obligations”). Pursuant to the Amended and Restated ABL Security Agreement, the ABL Obligations continue to be secured by a first-priority lien over the ABL Collateral. As a result of the Amended and Restated ABL Security Agreement, the ABL Obligations are also secured by a third-priority lien (ranking junior to the lien therein in favor of the Term Loan Facility and the 2023 Notes) over the Term Loan Collateral, in each case excluding certain assets and subject to permitted liens.

General

From time to time, in the ordinary course of their business, certain lenders and the administrative agents under the Term Loan Facility and the ABL Facility or their affiliates have provided, and may in the future provide, financial advisory and investment banking services to the Company and its affiliates, for which they have received and may continue to receive customary fees and commissions. In addition, U.S. Bank National Association or any of its affiliates, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an affiliate of the Company, and may otherwise deal with the Company or an affiliate of the Company, as if it were not the Trustee or the Collateral Agent.

The foregoing descriptions of the Term Loan Facility, the Term Loan Security Agreement, the 2023 Indenture, the 2023 Notes, the Notes Security Agreement, the ABL Amendment and the Amended and Restated ABL Security Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Term Loan Facility, the Term Loan Security Agreement, the 2023 Indenture, the 2023 Notes, the Notes Security Agreement, the ABL Amendment and the Amended and Restated ABL Security Agreement, which are filed as Exhibits 10.2, 10.3, 4.1, 4.2, 10.1, 10.4 and 10.5, respectively, to this Current Report and are hereby incorporated by reference herein.

Item 1.02.             Termination of a Material Definitive Agreement.

As previously disclosed in a Current Report dated May 22, 2018, the Company delivered notices for the conditional redemption of all of its then outstanding (i) 7.875% senior notes due 2020 (the “2020 Notes”) pursuant to the indenture, dated as of October 23, 2012 (the “2020 Indenture”), among the Company, the guarantors party thereto from time to time and U.S. Bank National Association, as trustee, and (ii) 9.500% senior secured notes due 2021 (the “2021 Notes” and, together with the 2020 Notes, the “Existing Senior Notes”) pursuant to the indenture, dated as of April 4, 2016 (the “2021 Indenture” and together with the 2020 Indenture, the “Existing Senior Notes Indentures”), among the Company, the guarantors party thereto from time to time and U.S. Bank National Association, as trustee and as collateral agent.

As a result of completing the debt refinancing transactions, the redemption conditions set forth in the notices were satisfied and, on June 25, 2018, the Company deposited sufficient funds with the trustees for the Existing Senior Notes to redeem the Existing Senior Notes and instructed such trustees to apply the deposited funds to redeem in full the aggregate principal amount of the Existing Senior Notes outstanding on June 25, 2018. As a result, the Existing Senior Notes have been redeemed, the Existing Senior Notes Indentures have been satisfied and discharged in accordance with their terms and the security agreement, dated April 4, 2016, among the Company, the guarantors party thereto from time to time and U.S. Bank National Association, as collateral agent, has been terminated in accordance with its terms. Notwithstanding the foregoing, certain customary provisions of the Existing Senior Notes Indentures, including those relating to the compensation and indemnification of the trustee, will survive. The 2020 Notes were redeemed at a redemption price equal to 101.969% of the principal amount thereof, plus accrued and unpaid interest to June 25, 2018, and the 2021 Notes were redeemed at a redemption price equal to 104.750% of the principal amount thereof, plus accrued and unpaid interest to June 25, 2018.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth above under Item 1.01 of this Current Report are also responsive to Item 2.03 of this Current Report and are hereby incorporated by reference into this Item 2.03.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of June 25, 2018, among Aleris International, Inc., as Issuer, the Guarantors named therein and U.S. Bank National Association, as Trustee and Collateral Agent.

4.2	Form of 10.750% Senior Secured Junior Priority Note due 2023 (included within the Indenture filed as Exhibit 4.1).

10.1	Security Agreement, dated as of June 25, 2018, among Aleris International, Inc., the Guarantors from time to time party thereto and U.S. Bank National Association, as Collateral Agent.

10.2	First Lien Credit Agreement, dated as of June 25, 2018, among Aleris International, Inc., as Borrower, Aleris Corporation, as Holdings, Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent, and the Lenders party thereto.

10.3	Security Agreement, dated as of June 25, 2018, among Aleris International, Inc., the Guarantors from time to time party thereto and Deutsche Bank AG New York Branch, as Collateral Agent.

10.4	Amendment No. 4 to Credit Agreement, dated as of June 25, 2018, among Aleris International Inc., the other borrowers party thereto, the other loan parties party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent for the lenders, and J.P. Morgan Europe Limited, as the European agent for the lenders.

10.5	Amended and Restated Security Agreement, dated as of June 25, 2018, among Aleris International, Inc., the other domestic borrowers party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALERIS CORPORATION

Date: June 29, 2018	By:	/s/ Eric M. Rychel
	Name:	Eric M. Rychel
	Title:	Executive Vice President, Chief Financial Officer and Treasurer